Exhibit (a)(7)

          AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                              ARTISAN FUNDS, INC.

     The undersigned Chief Executive Officer of Artisan Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), the following Amendment was duly adopted to create an additional class of shares to be designated the "Artisan Mid Cap Value Fund," with a single series designated as "Artisan Mid Cap Value Fund Investor Shares":

          "Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:

          'A. The Corporation is authorized to issue an indefinite number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                                                  Authorized
                                                                    Number
                  Class                        Series             of Shares
                  ------                       -------           -----------
          Artisan Small Cap Fund          Investor Shares         Indefinite
          Artisan International Fund      Investor Shares         Indefinite
          Artisan International Fund      Institutional Shares    Indefinite
          Artisan Mid Cap Fund            Investor Shares         Indefinite
          Artisan Mid Cap Fund            Institutional Shares    Indefinite
          Artisan Small Cap Value Fund    Investor Shares         Indefinite
          Artisan Mid Cap Value Fund      Investor Shares         Indefinite

          The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph:'"

     This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on October 26, 2000 without shareholder approval in accordance with Sections 180.1002(8) and 180.0602(1)(a) and(b).

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     Executed in duplicate this 29th day of November, 2000.


                                          ARTISAN FUNDS, INC.



                                          By: /s/ Andrew A. Ziegler
                                             --------------------------
                                             Andrew A. Ziegler
                                             Chief Executive Officer

     This instrument was drafted by :

     Dennis F. Connolly
     Godfrey & Kahn, S.C.
     780 North Water Street
     Milwaukee, Wisconsin  53202